    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1997

                                                      REGISTRATION NO. 333-28373
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           AMCOR CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                          33-0329559
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                             52-300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236
                                 (760) 398-9520
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                    FRED H. BEHRENS, CHIEF EXECUTIVE OFFICER
                           AMCOR CAPITAL CORPORATION
                             52-300 ENTERPRISE WAY
                          COACHELLA, CALIFORNIA 92236
                                 (760) 398-9520
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                           THOMAS E. STEPP, JR., ESQ.
                              WHITE AND STEPP LLP
                               4100 NEWPORT PLACE
                                   SUITE 800
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 660-9700
                             BRUCE J. RUSHALL, ESQ.
                               RUSHALL & MCGEEVER
                           2111 PALOMAR AIRPORT ROAD
                                   SUITE 200
                           CARLSBAD, CALIFORNIA 92009
                                 (760) 438-6855

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

    If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                           PROPOSED         PROPOSED
                                                            MAXIMUM          MAXIMUM
         TITLE OF EACH CLASS               AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
            OF SECURITIES                   TO BE            PRICE          OFFERING       REGISTRATION
           TO BE REGISTERED             REGISTERED(1)      PER UNIT           PRICE           FEE(2)
----------------------------------------------------------------------------------------------------------
Series A 9% Convertible Preferred
  Stock...............................      747,500         $10.00         $7,475,000        $2,265.15
==========================================================================================================

(1) Represents the maximum number of preferred shares to be issued. The Company is offering 650,000 preferred shares and has granted to the Underwriter an option, exercisable within 45 days of the Effective Date, to purchase up to an aggregate of 97,500 additional shares at the public price less underwriting discounts and commissions for the purpose of covering over-allotments, if any.

(2) The filing fee has been computed based on the $10.00 per share maximum offering price. The Underwriter and other parties may be offered certain discounts on the maximum offering price.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of all expenses of the offering, other than underwriting discounts and commissions (1):

        Registration fees..................................................  $12,265
        Federal taxes (estimated)..........................................  $     0
        State taxes and fees (estimated)...................................  $     0
        Trustees' and transfer agents' fees (estimated)....................  $ 5,000
        Costs of printing and engraving (estimated)........................  $90,000
        Legal fees and costs (estimated)...................................  $70,000
        Accounting fees and costs (estimated)..............................  $25,000
        Engineering fees (not applicable)..................................
        Listing fees.......................................................  $ 1,600

---------------
(2) Include as a separate item any premium paid on any policy to insure directors or officers against any liabilities incurred in the registration or sale of the securities: Not applicable

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The statutes, charter provisions, by-laws, contracts or other arrangements that insure or indemnify a controlling person, director or officer of the Registrant which affects his or her liability in that capacity are as follows:

     Indemnification by Statute. The Company is a corporation duly formed and existing under the laws of the State of Delaware. Section 145(a) of the Delaware General Corporation Law permits indemnification of officers, directors, employees or agents for attorneys' fees and other expenses as well as judgments or amounts paid in settlement of civil cases. This section applies only to third party actions, not to actions brought by or in the right of the Company. The person seeking indemnification must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company in respect to the claim made against him or her. In criminal cases, the indemnitee may be indemnified for fines and costs provided that, in addition to the foregoing standard of conduct, he or she did not have reasonable cause to believe his or her conduct was unlawful.

     Additionally, Section 145(b) of the Delaware General Corporation Law permits limited indemnification for actions brought by or in the right of the Company, in that it permits indemnification only of expenses in derivative suits and does not authorize indemnification of judgments or amounts paid in settlement of derivative suits. Section 145(c) of the Delaware General Corporation Law provides mandatory indemnification for an indemnitee in the event he or she wins a judgment on the merits or otherwise in defense of any action, suit or proceeding referenced in Sections 145(a) or 145(b) of the Delaware General Corporation Law.

     Indemnification in Bylaws. The Company's Bylaws contain provisions which provide certain indemnity to a controlling person, director or officer which affects such a person's liability while acting in a corporate capacity. The pertinent sections of the Company's bylaws are as follows:

          "Section 6.1 Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a 'proceeding'), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an 'indemnitee'), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

          Section 6.2 Payment of Expenses. The corporation shall pay the expenses (including attorneys' fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.

          Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 6.4 Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 6.5 Other Indemnification. The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, working relationship, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

          Section 6.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     INDEMNIFICATION IN CERTIFICATE OF INCORPORATION. Section 145 of the Delaware General Corporation Law specifies that the Certificate of Incorporation of a Delaware corporation may include a provision eliminating or limiting the personal liability of a director or officer to a corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for
(i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (ii) unlawful distributions to stockholders. The Certificate of Incorporation of the Company includes a provision eliminating or limiting the personal liability of the officers and directors of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officers and directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the Company.

ITEM 16. EXHIBITS


     1       Underwriting Agreement*
     1.1     Standard Dealer Agreement*
     1.2     Master Agreement Among Underwriters*
     1.3     Underwriter's Warrant Agreement*
     2       Plan of Acquisition (N/A)
     4       Instruments defining the rights of holders, including indentures
     5       Opinion re: legality*
     8       Opinion re: tax matters*
    10       Material contracts*
    10.1     Stock Option Agreement with Howard Lee*
    10.2     Stock Option Agreement with Dale Paisley*
    10.3     Stock Option Agreement with Marlin McKeever*
    10.4     Stock Option Agreement with Jacques Genicot*
    10.5     Stock Option Agreement with Barry Goverman*
    11       Statement re: computation of per share earnings*
    13       Annual or quarterly reports, Forms 10-KSB and 10-QSB (incorporated by reference, filed with Commission August 31, 1996 and July 15, 1997, respectively, file no.
             0-17594).
    15       Letter on unaudited interim financial information (N/A)
    16       Letter on change in certifying accountant (N/A)
    23.1     Consent of experts*
    23.2     Consent of counsel*
    24       Power of Attorney (included on signature page of this Registration Statement)
    25       Statement of eligibility of trustee (N/A)
    26       Invitation for competitive bids (N/A)
    27       Financial data schedule (N/A -- filing does not include interim financial statements)
    99       Memorandum of changes*


---------------
* Previously filed.

     ITEM 17. UNDERTAKINGS. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) If the Registrant relies on Rule 430A under the Securities Act, the Registrant will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering for those securities.

                        SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Fred H. Behrens with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until and unless revoked in a writing) to sign any and all amendments (including but not limited to post-effective amendments and amendments thereto) to this Registration Statement on Form S-2 of AMCOR Capital Corporation, a Delaware corporation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done to make this Registration Statement on Form S-2 effective, as fully and for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 2, 1997.


(Registrant) AMCOR CAPITAL CORPORATION, A DELAWARE CORPORATION

By:       /s/ FRED H. BEHRENS
    ----------------------------------
    Fred H. Behrens, Chairman of the
    Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      (Signature) /s/ FRED H. BEHRENS                  (Signature) /s/ ROBERT A. WRIGHT
  ----------------------------------------         ----------------------------------------
              Fred H. Behrens                                  Robert A. Wright

(Title) Director                                 (Title) Director

(Date) December 2, 1997                          (Date) December 2, 1997

      (Signature) /s/ MARLENE A. TAPIE                 (Signature) /s/ DALE P. PAISLEY
  ----------------------------------------         ----------------------------------------
              Marlene A. Tapie                                 Dale P. Paisley

(Title) Director                                 (Title) Director

(Date) December 2, 1997                          (Date) December 2, 1997

       (Signature) /s/ F. HOWARD LEE                  (Signature) /s/ MARLIN T. MCKEEVER
  ----------------------------------------         ----------------------------------------
               F. Howard Lee                                  Marlin T. McKeever

(Title) Director                                 (Title) Director

(Date) December 2, 1997                          (Date) December 2, 1997

                               INDEX TO EXHIBITS


                                                                                      SEQUENTIALLY
                                                                                       NUMBERED
EXHIBIT NO.                                DESCRIPTION                                   PAGE
-----------   ----------------------------------------------------------------------  -----------
  1           Underwriting Agreement*...............................................
  1.1         Standard Dealer Agreement*............................................
  1.2         Master Agreement Among Underwriters*..................................
  1.3         Underwriter's Warrant Agreement*......................................
  2           Plan of Acquisition (N/A).............................................
  4           Instruments defining the rights of holders, including indentures......
  5           Opinion re: legality*.................................................
  8           Opinion re: tax matters*..............................................
 10.1         Stock Option Agreement with Howard Lee*...............................
 10.2         Stock Option Agreement with Dale Paisley*.............................
 10.3         Stock Option Agreement with Marlin McKeever*..........................
 10.4         Stock Option Agreement with Jacques Genicot*..........................
 10.5         Stock Option Agreement with Barry Goverman*...........................
 11           Statement re: computation of per share earnings*......................
 13           Annual or quarterly reports, Forms 10-KSB and 10-QSB (incorporated by reference, filed with Commission August 31, 1996 and July 15, 1997, respectively, file no. 0-17594).......................................
 15           Letter on unaudited interim financial information (N/A)...............
 16           Letter on change in certifying accountant (N/A).......................
 23.1         Consent of experts*...................................................
 23.2         Consent of counsel*...................................................
 24           Power of Attorney (included on signature page of this Registration
              Statement)............................................................
 25           Statement of eligibility of trustee (N/A).............................
 26           Invitation for competitive bids (N/A).................................
 27           Financial data schedule (N/A -- filing does not include interim financial statements).................................................
 99           Memorandum of changes*................................................


---------------

* Previously filed.